EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT(1)(2)(3)(4)
      The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2004, and the places of incorporation or organization thereof, are:

Place of
Incorporation
Name of Subsidiary	or Organization

UNITED STATES
Allied Tire Sales, Inc.	Florida
Belt Concepts of America, Inc.	Delaware
Celeron Corporation	Delaware
Cosmoflex, Inc.	Delaware
Dapper Tire Co., Inc.	California
Divested Atomic Corporation	Delaware
Divested Companies Holding Company	Delaware
Divested Litchfield Park Properties, Inc.	Arizona
*Goodyear Dunlop Tires North America, Ltd.	Ohio
Goodyear Farms, Inc.	Arizona
Goodyear International Corporation	Delaware
The Goodyear Rubber Plantations Company	Ohio
Goodyear-SRI Global Purchasing Company	Ohio
Goodyear-SRI Global Technology LLC	Ohio
Goodyear Western Hemisphere Corporation	Delaware
The Kelly-Springfield Tire Corporation	Delaware
Laurelwood Properties Inc.	Delaware
Retreading L Inc.	Delaware
Retreading L, Inc. of Oregon	Oregon
*Utica Converters Inc.	Delaware
Wheel Assemblies Inc.	Delaware
Wingfoot Commercial Tire Systems LLC	Ohio
Wingfoot Corporation	Delaware
Wingfoot Ventures Eight Inc.	Delaware
Wingfoot Ventures Four Inc.	Delaware
Wingfoot Ventures Thirteen Inc.	Delaware

INTERNATIONAL
Abacom (Pty.) Ltd.	Botswana
Compania Anonima Goodyear de Venezuela	Venezuela
Compania Goodyear del Peru, S.A.	Peru
Compania Goodyear, S.A. de C.V.	Mexico
Corporacion Industrial Mercurio S.A. de C.V.	Mexico
*Dackia Partners AB	Sweden
*Dunlop Airsprings	France
*Dunlop GmbH & Co. KG	Germany

Place of
Incorporation
Name of Subsidiary	or Organization

*Dunlop Grund und Service Verwaltungs GmbH	Germany
*Dunlop Tyres Limited	England
*Dunlop Versicherungsservice GmbH	Germany
*Fit Remoulds (Ireland) Limited	Ireland
*Fulda Reifen GmbH & Co. KG	Germany
*GD Furstenwalde Vermogensverwaltungs GmbH	Germany
*GHS Goodyear Handelssysteme GmbH	Germany
Goodyear Australia Pty Limited	Australia
Goodyear Aviation Japan, Ltd.	Japan
Goodyear Belting Pty Limited	Australia
Goodyear Brokers Limited	Bermuda
Goodyear Canada Inc.	Canada
Goodyear Chemical Products SAS	France
*Goodyear Dalian Tire Company Ltd.	China
Goodyear de Chile S.A.I.C.	Chile
Goodyear de Colombia S.A.	Colombia
Goodyear do Brasil Productos de Borracha Ltda	Brazil
*Goodyear Dunlop Financial Service GmbH	Germany
*Goodyear Dunlop Tires Austria GmbH	Austria
*Goodyear Dunlop Tires Baltic A.S.	Estonia
*Goodyear Dunlop Tires Belgium N.V.	Belgium
*Goodyear Dunlop Tires Czech s.r.o.	Czech Republic
*Goodyear Dunlop Tires Danmark A/ S	Denmark
*Goodyear Dunlop Tires Espana S.A.	Spain
*Goodyear Dunlop Tires Europe B.V.	Netherlands
*Goodyear Dunlop Tires Finance Europe B.V.	Netherlands
*Goodyear Dunlop Tires Finland OY	Finland
*Goodyear Dunlop Tires France	France
*Goodyear Dunlop Tires Germany GmbH	Germany
*Goodyear Dunlop Tires Hellas S.A.I.C.	Greece
*Goodyear Dunlop Tires Ireland Limited	Ireland
*Goodyear Dunlop Tires Italia SRL	Italy
*Goodyear Dunlop Tires Hungary Trading Ltd.	Hungary
*Goodyear Dunlop Tires Nederland B.V.	Netherlands
*Goodyear Dunlop Tires Norge A/ S	Norway
*Goodyear Dunlop Tires Polska Sp z.o.o.	Poland
*Goodyear Dunlop Tires Portugal, Unipessoal, Lda.	Portugal
*Goodyear Dunlop Tires Romania Srl	Romania
*Goodyear Dunlop Tires Slovakia s.r.o.	Slovakia
*Goodyear Dunlop Tires Slovenia d.o.o.	Slovenia
*Goodyear Dunlop Tires Suisse S.A.	Switzerland
*Goodyear Dunlop Tires Sverige A.B.	Sweden

Place of
Incorporation
Name of Subsidiary	or Organization

*Goodyear Dunlop Tyres UK Ltd.	England
Goodyear Earthmover Pty Ltd	Australia
Goodyear Engineered Products Europe d.o.o.	Slovenia
Goodyear Finance Holding S.A.	Luxembourg
Goodyear France Aviation Products S.A.	France
*Goodyear GmbH & Co. KG	Germany
Goodyear India Limited	India
Goodyear Industrial Rubber Products Ltd.	England
*Goodyear Italiana S.p.A.	Italy
Goodyear Jamaica Limited	Jamaica
Goodyear Korea Company	Korea
Goodyear Lastikleri Turk Anonim Sirketi	Turkey
*Goodyear Luxembourg Tires S.A.	Luxembourg
Goodyear Malaysia Berhad	Malaysia
Goodyear Marketing & Sales Snd. Bhd.	Malaysia
Goodyear Maroc S.A.	Morocco
Goodyear Middle East FZE	Dubai
Goodyear Nederland B.V.	Netherlands
Goodyear New Zealand, Ltd.	New Zealand
Goodyear Orient Company (Private) Limited	Singapore
Goodyear Philippines, Inc.	Philippines
Goodyear Productos Industriales S. De R.L. De C.V.	Mexico
Goodyear Productos Industriales, C.A.	Venezuela
Goodyear Qingdao Engineered Elastomers Company Ltd.	China
Goodyear Russia LLC	Russia
Goodyear Sales Company Limited	Taiwan
Goodyear S.A.	France
Goodyear S.A.	Luxembourg
Goodyear Servicios Comerciales S. De R.L. De C.V.	Mexico
Goodyear Servicios Y Asistencia Tecnica S. De R.L. De C.V.	Mexico
Goodyear Singapore Pte Limited	Singapore
Goodyear Solid Woven Belting (Pty) Limited	South Africa
Goodyear South Africa (Proprietary) Limited	South Africa
Goodyear South Asia Tyres Private Limited	India
Goodyear SRI Global Purchasing Yugen Kaisha & Co. Ltd	Japan
Goodyear Taiwan Limited	Taiwan
Goodyear (Thailand) Public Company Limited	Thailand
Goodyear Tyres Pty Ltd	Australia
Goodyear Tyre and Rubber Holdings (Pty.) Ltd	South Africa
Goodyear Wingfoot KK	Japan
Gran Industria de Neumaticos Centroamericana, S.A.	Guatemala
Hi-Q Automotive (Pty.) Ltd.	South Africa
*KDIS Distribution	France

Place of
Incorporation
Name of Subsidiary	or Organization

Kelly-Springfield Puerto Rico, Inc.	Puerto Rico
Kelly-Springfield Tyre Co. (Australia) Pty. Ltd.	Australia
Magister Limited	Mauritius
*Multimarkenmanagement GmbH & Co KG	Germany
Neumaticos Goodyear S.R.L.	Argentina
Nippon Giant Tire Co., Ltd.	Japan
*Pneu Holding	France
Property Leasing S.A.	Luxembourg
P.T. Goodyear Indonesia Tbk	Indonesia
P.T. Goodyear Sumatra Plantations	Indonesia
Rubber & Associated Manufacturing (Pty) Ltd.	South Africa
RVM Reifen Vertriebsmanagement GmbH	Germany
Sava Tires, d.o.o.	Slovenia
*S.A. Vulco Belgium N.V.	Belgium
Servicios Y Montjes Eagle, S. de R.L.	Mexico
South Pacific Tyres	Australia
South Pacific Tyres New Zealand Limited	New Zealand
*SP Brand Holding GEIE	Belgium
Three Way Tyres (Botswana)	Botswana
Tire Company Debica S.A.	Poland
Tredcor Export Services (Pty) Ltd.	South Africa
Tredcor Southern Zimbabwe (Pvt.) Limited	Zimbabwe
Tredcor (Zambia) Limited	Zambia
Trentyre Limited (Mozambique)	Mozambique
Trentyre Holdings (Pty) Ltd	South Africa
Trentyre (Pty.) Ltd.	South Africa
Trentyre North Zimbabwe (Pvt.) Limited	Zimbabwe
Tyre Services (Botswana)	Botswana
Vulco Development	France
*Vulco France	France
Wingfoot de Chihuahua, S. de R.L. de C.V.	Mexico
Wingfoot Insurance Company Limited	Bermuda
Wingfoot Luxembourg SARL	Luxembourg
Wingfoot Mold Leasing Company	Canada
*4 Fleet Group GmbH	Germany

(1)	Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)	Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is 75% owned by Registrant; and (ii) in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary’s equity capital: Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global Technology LLC, 51%; Compania Goodyear del Peru, S.A., 78%; Goodyear Aviation Japan Ltd., 85%; Goodyear India Limited, 74%; Goodyear Jamaica Limited, 60%; Goodyear

Lastikleri Turk Anonim Sirketi, 74.61%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear Sales Company Limited, 75.5%; Goodyear (Thailand) Public Company Limited, 66.8%; Gran Industria de Neumaticos Centroamericana, S.A., 79%; P.T. Goodyear Indonesia Tbk, 85%; Goodyear Philippines Inc., 88.54%; P.T. Goodyear Sumatra Plantations, 95%; Nippon Giant Tire Co., Ltd., 65%; Goodyear SRI Global Purchasing Yugen Kaisha & Co. Ltd, 80%; Goodyear Marketing & Sales Snd. Bhd, 51%; Sava Tires, d.o.o., 75%; South Pacific Tyres, 50.01%; South Pacific Tyres New Zealand Limited, 50.01%; Tire Company Debica S.A., 59.87%; Goodyear South Asia Tires Private Limited, 99.4%; Vulco Development, 62.2%; Wingfoot Luxembourg SARL, 95%; Trentyre North Zimbabwe (Pvt.) Limited, 51%; Tredcor Southern Zimbabwe (Pvt.) Limited, 60%; Trentyre (Pty.) Ltd., 92%; and Trentyre Limited (Mozambique), 70%.

(3)	In accordance with paragraph (ii) of Part 21 of Item 601(b) of Regulation S-K, the names of approximately 50 subsidiaries have been omitted from the foregoing list.

(4)	Except for Wingfoot Corporation, at December 31, 2004, Goodyear did not have any majority owned subsidiaries that were not consolidated.